Exhibit 3.2

AG MORTGAGE INVESTMENT TRUST, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I -

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the corporation in the State of Maryland shall be located at 351 West Camden Street, Baltimore, Maryland 21202 or at any other place or places as the board of directors may designate.

Section 2. ADDITIONAL OFFICES. The corporation may have additional offices at any other place or places that the board of directors determines from time to time or the business of the corporation requires.

Section 3. DEFINITIONS. Terms used in these bylaws which are not defined in these bylaws but which are defined in the Maryland General Corporation Law (“MGCL”) shall have the meanings ascribed to them in the MGCL.

ARTICLE II -

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the corporation or at any other place within the United States or may be held by remote communication, as stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the corporation shall be held in each year on a date and at the time set by the board of directors, beginning with the year 2012. Failure to hold an annual meeting does not invalidate the corporation’s existence or affect any otherwise valid corporate acts.

Section 3. SPECIAL MEETINGS. The chairman, chief executive officer, president or board of directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than a majority (the “Special Meeting Percentage”) of all the votes entitled to be cast at the meeting. The request shall state the purpose of the meeting and the matters proposed to be acted on at the meeting. The secretary shall inform those stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the corporation of the costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months. Any special meeting shall be held at such place, date, and time as may be designated by the board of directors.

If written revocations of the special meeting request have been delivered to the secretary and the result is that holders of shares entitled to cast less than the Special Meeting Percentage have delivered and not revoked their special meeting request, the secretary shall: (i) if the notice of the special meeting has not already been mailed, refrain from mailing the notice of the special meeting and send to all requesting stockholders who have not revoked such requests written notice of the revocation of the request for the special meeting, or (ii) if the notice of the special meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked the request written notice of the revocation of the request for special meeting and of the secretary’s intention to revoke the notice of the meeting, revoke the notice of the special meeting at any time at least ten days prior to the date of the scheduled meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a special meeting shall be considered a request for a new special meeting.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at the meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, electronic, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail, facsimile, by presenting it to the stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s post office address as it appears on the records of the corporation, with postage prepaid. If given by facsimile, the notice shall be deemed to be given when transmitted to the stockholder at the stockholder’s facsimile number that appears on the corporation’s records, if any, provided that confirmation of the transmission is received.

A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article, or the validity of any proceedings at any such meeting.

The corporation may postpone or cancel a meeting of stockholders if the corporation gives notice to each stockholder entitled to vote at the meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting at least ten days prior to the scheduled meeting.

Section 5. SCOPE OF NOTICE. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice. Subject to Section 11(a) of this Article, any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except business that is required by statute to be stated in the notice.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter for the vote necessary for the adoption of any measure. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If, however, a quorum is not present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally scheduled meeting.

Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the corporation. Unless otherwise provided in the charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. PROXIES. A stockholder may vote the shares of stock owned of record by that stockholder, either in person or by proxy executed in writing by the stockholder or by a duly authorized attorney in fact. A proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of the other corporation, unless some other person who has been appointed to vote the shares pursuant to a bylaw or a resolution of the board of directors of the other corporation presents a certified copy of the bylaw or resolution, in which case that person may vote the shares. Any fiduciary may vote shares registered in the name of that fiduciary, either in person or by proxy.

Shares of its own stock directly or indirectly owned by the corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the board of directors considers necessary or desirable. On receipt of the certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for the meeting. The inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform all other acts that are proper to conduct the election and voting with impartiality and fairness to all stockholders.

Each report of the inspector or inspectors shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at the meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors shall be prima facie evidence of the number of shares represented at the meeting and the results of the voting.

Section 11. ADVANCE NOTICE OF NOMINATIONS.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11 and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11 as to such business or nomination; clause (iii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 11(a)(1), the stockholder must have given timely notice in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal office of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (or, if the corporation did not mail a proxy statement for the preceding year’s annual meeting, the date of the notice of the preceding year’s annual meeting); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the annual meeting and not later than 5:00 p.m. EST on the later of the 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement of any adjournment or postponement commence a new time period for the giving of a stockholder’s notice as described above.

(3) The stockholder’s notice (whether given pursuant to this Section (11)(a)(3) or Section 11(b)) to the secretary must set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:

(A) the class, series and number of all shares of stock or other securities of the corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), of such stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series, and

(D) whether and the extent to which, during the past six months, such stockholder, Proposed Nominee or Stockholder Associated Person has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this Section 11(a)(3) and any Proposed Nominee:

(A) the name and address of such stockholder, as they appear on the corporation’s stock ledger, and the current name, business address, if different, and residence address of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written representation and agreement (in the form provided by the corporation upon request) executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, (b) is not and will not become a party to any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s duties to the corporation under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation in the questionnaire, representation or agreement furnished by such stockholder to the corporation in accordance with this Section 11(a)(4), or (d) in such Proposed Nominee’s individual capacity and on behalf of any person or entity on whose behalf the Proposed Nominee is being nominated, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules promulgated thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5) Notwithstanding anything contained in this Section 11(a) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the secretary at the principal office of the corporation not later than 5:00 p.m. EST on the tenth day following the day on which the public announcement is first made by the corporation.

(6) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only business stated in the corporation’s notice of meeting shall be conducted at a special meeting of stockholders. Nominations for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at that special meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11(b), who is entitled to vote at the meeting and who has otherwise complied with the notice procedures set forth in this Section 11(b). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder may nominate a person or persons (as the case may be) for election to that position or those positions as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 11(a)(3) of this Article and the completed and signed questionnaire, representation and agreement required by Section 11(a)(4) of this Article are delivered to the secretary at the principal office of the corporation not earlier than the 120th day prior to the special meeting and not later than 5:00 p.m. EST on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the directors is first made. In no event shall any adjournment or postponement of a special meeting or the announcement of any adjournment or postponement commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the corporation of any inaccuracy or change (within two days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the board of directors, any such stockholder shall provide, within five days of delivery of such request (or such other period as may be specified in such request), (a) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (b) a written update of any information (including, if requested by the corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only those who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors. Only business brought before the meeting in accordance with the procedures set forth in this Section 11 shall be conducted at a meeting of stockholders. Except as otherwise provided by law, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that the defective nomination or proposal be disregarded.

(3) For purposes of this Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones New Service,

Associated Press, Business Wire, PR Newswire or a comparable news or wire service or in a document filed publicly by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations promulgated under the Exchange Act with respect to the matters set forth in this Section 11, provided, however, that any references in this Section 11 to the Exchange Act or the rules promulgated under the Exchange Act are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business considered pursuant to paragraphs (a)(1)(iii) and (b) of this Section 11. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 12. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the charter of the corporation or these bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the corporation. This section may be repealed in accordance with Article XIV, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 13. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

Section 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer orders or any stockholder demands that voting be by ballot.

Section 15. TELEPHONE MEETINGS. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 16. CONDUCT OF MEETINGS. Every meeting of stockholders shall be conducted by an individual appointed by the board of directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board of directors or, in the case of a vacancy in the office or absence of the chairman of the board of directors, by one of the following officers present at the meeting in the following order: the chief executive officer, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the board of directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the board of directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting, (b) limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine, (c) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine, (d) limiting the time allotted for questions or comments by participants, (e) determining when the polls should be opened and closed, (f) maintaining order and security at the meeting, (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting, (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting, and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 17. RATIFICATION. The stockholders may ratify and make binding on the corporation any action or inaction by the corporation or its officers to the extent that the stockholders could have originally authorized the matter. Moreover, any action or inaction challenged in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer, or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the stockholders, and if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall, to the maximum extent permitted by law, be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such challenged action or inaction.

ARTICLE III -

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of its board of directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire board of directors may establish, increase or decrease the number of directors. The number of directors shall never be less than the minimum number required by the charter of the corporation or the MGCL, nor more than ten. The tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualifies.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. The board of directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the board of directors or may provide that the meeting will be held solely by means of remote communication, without, in any case, notice other than that resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the board of directors called by them or may provide that the meeting will be held by means of remote communication.

Section 5. NOTICE. Notice of any special meeting shall be given in writing or by electronic transmission and Notice that is not given by electronic transmission may be delivered personally, or by overnight delivery, next day express mail, or certified or registered mail, postage prepaid, return receipt requested, to each director at the director’s business or residence address. Notice that is personally delivered or sent by electronic transmission shall be given at least two (2) days before the meeting. Notice sent by overnight delivery or next day express mail shall be given at least three (3) days before the meeting. Notice sent by mail shall be given at least five (5) days before the meeting. If mailed or sent by overnight delivery or next day express mail, a notice shall be deemed given when properly addressed and deposited with the United States Postal Service or when deposited with a nationally recognized overnight delivery service, as the case may be. If given by facsimile, notice shall be deemed given when transmitted to the director at the director’s facsimile number that appears on the corporation’s records, if any, provided that confirmation of the transmission is received. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be specified in the notice unless specifically required by statute or by these bylaws.

Section 6. QUORUM. A majority of the entire board of directors shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that, if less than a majority of that number of directors are present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for the action under the corporation’s charter or applicable statute.

Section 8. TELEPHONE MEETINGS. Members of the board of directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each director and is filed in paper or electronic form with the minutes of proceedings of the board of directors.

Section 10. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the corporation or affect these bylaws or the powers of the remaining directors hereunder. Except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the board of directors or of any committee of the board of directors; but nothing contained in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for those services.

Section 12. REMOVAL OF DIRECTORS. Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the corporation through bad faith or active and deliberate dishonesty.

Section 13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.

Section 14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. CERTAIN RIGHTS OF DIRECTORS. A director in his or her capacity as director shall have no responsibility to devote his or her full time to the affairs of the corporation. Any director, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the corporation to the fullest extent permitted by law.

Section 16. RELIANCE. Each director and officer of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the board of directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 17. RATIFICATION. The board of directors may ratify and make binding on the corporation any action or inaction by the corporation or its officers to the extent that the board of directors could have originally authorized the matter. Moreover, any action or inaction challenged in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the board of directors, and if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall, to the maximum extent permitted by law, be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such challenged action or inaction.

Section 18. EMERGENCY PROVISIONS. Notwithstanding any other provision in the charter or these bylaws, this section shall be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee of the board of directors cannot readily be convened for action (an “Emergency”). During any Emergency, unless otherwise provided by the board of directors, (i) a meeting of the board of directors or a committee may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the board of directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire board of directors or committee.

ARTICLE IV -

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The board of directors may appoint from among its members an executive committee and other committees, composed of one or more directors, to serve at the pleasure of the board of directors.

Section 2. POWERS. The board of directors may delegate to committees appointed under Section 1 of this Article any of the powers of the board of directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the board of directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The board of directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the board of directors shall otherwise provide. In the absence of any member of any committee, the members of that committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of the absent member. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the board of directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and is filed in paper or electronic form with the minutes of proceedings of the committee.

Section 6. VACANCIES. Subject to the provisions of these bylaws, the board of directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any committee.

ARTICLE V -

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and any such other officers as the board of directors may deem necessary or appropriate. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at that meeting, the election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the officer’s successor is elected and qualifies or until the officer’s death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the board of directors may leave unfilled any office except that of president, treasurer or secretary. Election of an officer or agent shall not of itself create contract rights between the corporation and that officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the corporation may be removed by the board of directors if in its judgment the best interests of the corporation would be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the corporation may resign at any time by giving written notice of the resignation to the board of directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the board of directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementing the policies of the corporation, as determined by the board of directors, and for administering the corporation’s business and affairs.

Section 5. CHIEF OPERATING OFFICER. The board of directors may designate a chief operating officer from among the elected officers. That officer will have the responsibilities and duties as set forth by the board of directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The board of directors may designate a chief financial officer from among the elected officers. That officer will have the responsibilities and duties as set forth by the board of directors or the chief executive officer.

Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the board of directors and of the stockholders. In the absence of the chairman of the board, the vice chairman of the board shall preside at those meetings. The chairman of the board and the vice chairman of the board shall, respectively, perform all other duties assigned by the board of directors.

Section 8. PRESIDENT. The president shall in general supervise and control all of the business and affairs of the corporation. Unless the president is not a member of the board of directors, in the absence of both the chairman and vice chairman of the board, the president shall preside at all meetings of the board of directors and of the stockholders. If a chief executive officer has not been designated by the board of directors, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the board of directors. The president may execute any deed, mortgage, bond, contract or other instrument which the board of directors has authorized to be executed, except in cases where execution shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and any other duties prescribed by the board of directors from time to time.

Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in that office, the vice president (or if there is more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform all other duties assigned from time to time by the president or by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the board of directors and committees of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address, telephone number and facsimile number of each stockholder, which shall be furnished to the secretary by the stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all other duties assigned from time to time by the president or by the board of directors.

Section 11. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in those depositories designated by the board of directors.

The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for the disbursements, and shall render to the president and board of directors, at the regular meetings of the board of directors or whenever they may require it, an account of all transactions as treasurer and of the financial condition of the corporation.

If required by the board of directors, the treasurer shall give the corporation a bond in an amount and with a surety or sureties which are satisfactory to the board of directors for the faithful performance of the duties of this office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the treasurer’s possession or control belonging to the corporation.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform the duties assigned to them by the secretary or treasurer, respectively, or by the president or the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful performance of their duties in amounts and with a surety or sureties which are satisfactory to the board of directors.

Section 13. ANNUAL REPORT. The president or other executive officer of the corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a statement of the results of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within 20 days thereafter at the principal office of the corporation in the State of Maryland.

Section 14. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that that officer is also a director of the corporation.

ARTICLE VI -

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The board of directors or any manager of the corporation approved by the board of directors and acting within the scope of its authority pursuant to a management agreement with the corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the corporation when executed by an authorized person and duly authorized or ratified by action of the board of directors or a manager acting within the scope of its authority pursuant to a management agreement.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation and in the manner determined from time to time by the board of directors or an officer designated by the board of directors.

Section 3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in banks, trust companies or other depositories or invested from time to time to the credit of the Corporation as the board of directors or any other officer designated by the board of directors may determine.

ARTICLE VII -

SHARES OF STOCK

Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by that stockholder in the corporation. Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued, so long as that officer was the proper officer at the time the officer signed the certificate. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary, plainly stated on the certificate. In lieu of such statement or summary, the corporation may set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

Section 2. UNCERTIFICATED STOCK. In the event the corporation issues shares of stock without certificates, to the extent then required by the MGCL, the corporation shall provide to the record holders of those shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the board of directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of that class or series of stock unless otherwise determined by the board of directors and then only upon written request by that stockholder to the secretary of the corporation.

Section 3. TRANSFERS OF STOCK. All transfers of shares of stock shall be made on the books of the corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the board of directors or any officer of the corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares of stock is subject to the determination of the board of directors that such shares of stock shall no longer be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the corporation shall provide to record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.

The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the corporation and all of the terms and conditions contained therein.

Section 4. LOST CERTIFICATE. The board of directors may direct a new certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder. When authorizing the issuance of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance, require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise against the corporation as a result of the issuance of a new certificate.

Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The board of directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. The date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days, and in the case of a meeting of stockholders not less than ten days, before the date on which the meeting or particular action requiring the determination of stockholders is to be held or taken. The board of directors may set a record date for the purpose of determining stockholders entitled to request a special meeting.

In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the books shall be closed for at least ten days before the date of the meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of the meeting is mailed or the 30th day before the meeting, whichever date is closer to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the board of directors, declaring the dividend or allotment of rights, is adopted. If no record date is set within 20 days of a stockholders’ request for a special meeting, the record date for determining stockholders entitled to request a special meeting shall be the date the request is first signed and delivered to the secretary of the corporation.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, the determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6. STOCK LEDGER. The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by each stockholder.

Section 7. FRACTIONAL STOCK; ISSUANCE OF UNITS. The board of directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the charter or these bylaws, the board of directors may issue units consisting of different securities of the corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the corporation, except that the board of directors may provide that for a specified period securities of the corporation issued in such unit may be transferred on the books of the corporation only in such units.

ARTICLE VIII -

ACCOUNTING YEAR

The board of directors shall have the power, from time to time, to fix the accounting year of the corporation by a duly adopted resolution.

ARTICLE IX -

DIVIDENDS

Section 1. DECLARATION. Dividends or other distributions upon the shares of stock of the corporation may be declared by the board of directors, subject to applicable law and the charter. Dividends or other distributions may be paid in cash, property or shares of the corporation, subject to applicable law and the charter.

Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends or other distributions the sum or sums which the board of directors from time to time, in its absolute discretion, deems proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for any other purpose which the board of directors determines to be in the best interest of the corporation. The board of directors may modify or abolish any reserve in the manner in which it was created.

ARTICLE X -

INVESTMENT POLICY

Subject to the provisions of the charter of the corporation, the board of directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI -

SEAL

Section 1. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Incorporated Maryland.” The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the corporation.

ARTICLE XII -

INDEMNIFICATION

To the maximum extent permitted by Maryland law in effect from time to time, the corporation shall indemnify (i) any individual who is a present or former director or officer of the corporation or (ii) any individual who, while a director or officer of the corporation and at the request of the corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. Subject to the requirements of Maryland law in effect from time to time, the corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse to any such individual reasonable expenses in advance of final disposition of a proceeding. The corporation may, with the approval of its board of directors, provide indemnification and advancement of expenses to a person who served a predecessor of the corporation in any such capacities and to any employee or agent of the corporation or a predecessor of the corporation. The indemnification and payment or reimbursement of expenses provided in these bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification and payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the bylaws or charter of the corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to that amendment, repeal or adoption.

ARTICLE XIII -

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter or bylaws of the corporation or pursuant to applicable law, a waiver of notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. A person’s attendance at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV -

AMENDMENT OF BYLAWS

Section 1. BY DIRECTORS. The board of directors shall have the exclusive power to adopt, alter or repeal any bylaws of the corporation and to make new bylaws upon the affirmative vote of a majority of the entire board of directors.

The foregoing are certified as the amended and restated bylaws of the corporation adopted by the board of directors on                 , 2011.

Jonathan Lieberman, Secretary